Exhibit 5.1

                             Cendant Corporation
                               9 West 57th Street
                            New York, New York 10019






                                                     January 13, 2003


Cendant Corporation
9 West 57th Street
New York, New York 10019


Ladies and Gentlemen:

         I am the Executive Vice President, Law and Corporate Secretary of Cendant Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with its preparation and filing with the Securities and Ex change Commission (the "Commission") pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), of a prospectus supplement, dated January 8, 2003 (the "Prospectus Supplement"), to the prospectus, dated August 16, 2001 (the "Prospectus"), included as part of the Registration Statement on Form S-3 of the Company (File Nos. 333-65858) (the "Registration Statement"), relating to the offering by the Company of $800,000,000 aggregate principal amount of the Com pany's 6.250% Senior Notes due 2008 and $1,200,000,000 aggregate principal amount of the Company's 7.375% Senior Notes due 2013 (collectively, the "Notes"). The Company issued the Notes pursuant to that certain underwriting agreement, dated as of January 8, 2003, among the Company and J.P. Morgan Securities Inc., Salomon Smith Barney Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., Barclays Capital Inc., Credit Lyonnais Securities (USA) Inc., The Royal Bank of Scotland plc, Scotia Capital (USA) Inc. and Wachovia Securities, Inc., as the underwriters (the "Underwriting Agreement").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Prospectus, (iii) the Prospectus Supplement, (iv) the Underwriting Agree ment, and (v) the Indenture, dated January 13, 2003, between the Company and the Bank of Nova Scotia Trust Company of New York, as trustee
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Cendant Corporation
January 13, 2003


(the "Trustee"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  I am admitted to the bars in the States of New York and New Jersey and do not express any opinion as to the laws of any other jurisdiction.

                  Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth above, I am of the opinion that the Notes have been duly authorized and are valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent enforcement thereof might be limited by (i) bank ruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditor's rights generally, and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or equity.

                  I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to the use of my name under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons
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Cendant Corporation
January 13, 2003


whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                              Very truly yours,


                                              /s/ Eric J. Bock
                                              Eric J. Bock
                                              Executive Vice President, Law and
                                                       Corporate Secretary